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                                                                    Exhibit 4.1a
                             [NATIONS EXPRESS LOGO]

                              NATIONS EXPRESS, INC.
           Incorporated under the Laws of the State of North Carolina
                                                        CUSIP NUMBER 638576 20 7
                                        See Reverse Side for Certain Definitions

THIS CERTIFIES THAT, FOR VALUE RECEIVED _____________________________ (the "Registered Holder") is the owner of fully-paid and nonassessable Units specified above, transferable only by the Registered Holder thereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed.

     Each Unit consists of one share of common stock, no par value (the "Common Stock") and one redeemable common stock purchase warrant (the "Warrant"), each Warrant entitling the holder thereof to purchase one share of Common Stock at an exercise price of $__ per share, subject to adjustment in certain events, exercisable at any time during the period beginning on December __, 2001 and ending on December __, 2006, unless earlier redeemed by the Company. The terms of this Unit and the Warrants are governed by a Unit, Common Stock and Warrant Agreement, dated as of November __, 2000 (the "Unit, Common Stock and Warrant Agreement"), between the Company and First Union National Bank, as Agent, and are subject to the terms and provisions contained therein. The Registered Holder of this Unit Certificate consents to all of the terms and provisions contained in the Unit, Common Stock and Warrant Agreement by acceptance hereof. Copies of the Unit, Common Stock and Warrant Agreement are on file at the office of the Agent at 1525 West W.T. Harris, Blvd., 3C3, Charlotte, North Carolina 28262-1153, and are available to any holder upon written request without cost.

     This certificate is not valid unless countersigned and registered by the Agent.

     The Warrants and shares of Common Stock of the Company represented by this Unit Certificate shall not be separately transferable until such time as Schneider Securities, Inc., as representative of the several underwriters, shall determine in its sole discretion (the "Separation Date"). On and after the Separation Date, the Registered Holder of this Unit Certificate may surrender it to the Agent at its corporate office specified in the Unit, Common Stock and Warrant Agreement in exchange for the Warrants and shares of Common Stock represented hereby. The Units represented by this Unit Certificate shall not be transferable on and subsequent to the Separation Date. On and subsequent to the Separation Date, the Warrants and shares of Common Stock represented by this Unit Certificate shall only be separately transferred.

     IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed, manually or by facsimile, by two of its officers thereunto duly authorized and a facsimile of the corporate seal to be imprinted hereon.

Dated:

NATIONS EXPRESS, INC.

By:___________________________                 By:_____________________________
         President                                   Chief Financial Officer

COUNTERSIGNED AND REGISTERED:
First Union National Bank (Charlotte, NC), Agent
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                                      BACK
                              NATIONS EXPRESS, INC.

     This certificate certifies that for value received the Registered Holder hereby is entitled, at any time commencing on the Separation Date, to exchange each Unit represented by this Unit Certificate for Common Stock Certificates representing one share of Common Stock for each Unit represented by this Unit Certificate and Warrant Certificates representing one Warrant to purchase one share of Common Stock for each Unit represented by this Unit Certificate upon surrender of this Unit Certificate to the Agent at its corporate offices specified in the Unit, Common Stock and Warrant Agreement together with any documentation required by such Agent.

     REFERENCE IS MANDE TO THE UNIT, COMMON STOCK AND WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREON AND THE TERMS AND PROVISIONS OF SUCH UNIT, COMMON STOCK AND WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THIS CERTIFICATE.

         The following abbreviations, when used in the inscription on the face of this Certificate shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT - _________ Custodian _______
                                                                 (Cust)            (Minor)
TEN ENT - as tenants by the entireties                         under Uniform Gifts to Minors

JT TEN - as joint tenants with right                           Act ______________________
          of survivorship and not as                                       (State)
          tenants in common

     Additional abbreviations may also be used though not in the above list.

 For value received, _____________________ hereby sell, assign and transfer unto

 PLEASE INSERT SOCIAL SECURITY OR OTHER
     IDENTIFYING NUMBER OF ASSIGNEE
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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

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                                                                          shares
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of the Common stock represented by the within Certificate and do hereby irrevocably constitute and appoint

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                                                                        Attorney
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to transfer the said stock on the books or the within named Corporation with full power of substitution in the premises


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Dated
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                                                              -------------------------------------------------
                                                              NOTICE:  The  signature  to this  assignment  must
                                                              correspond  with  the  name as  written  upon  the
                                                              face  of  the  Certificate  in  every   particular
                                                              without  alteration or enlargement,  or any change
                                                              whatever

Signature(s) Guaranteed

By:
         --------------------------------------------
         The signatures must be guaranteed by an eligible
         guarantor institution with membership in an approved
         signature guarantee medallion program, pursuant to S.E.C.
         Rule 17A(d)-15/